                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Pre-effective Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-84452) of our reports dated
March 18, 2002, relating to the financial statements and financial statement schedule of Advantage Payroll Services, Inc. and its Subsidiaries (formerly Advantage Business Services Holdings, Inc.), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Portland, ME
May 20, 2002